Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated June 20, 1996, except for Note 7, as to which the date is July 16, 1996 appearing on page 26 of StarBase Corporation's Annual Report on Form 10-K, as amended, for the year ended March 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Costa Mesa, California
October 15, 1996





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